Exhibit 10.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of;	)	AA-CE-09-46
AMCORE Bank, National Association	)
Rockford, Illinois	)

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER
The Comptroller of the Currency of the United States of America ("Comptroller") is prepared to initiate cease and desist proceedings against AMCORE Bank, National Association, Rockford Illinois ("Bank") pursuant to 12 U.S.C. Sec. 1818(b) finding unsafe and unsound banking practices relating to weaknesses in capital and liquidity;
The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated June 25, 2009 ("Order");
In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:
ARTICLE I
JURISDICTION
(1)         The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.
(2)           The Comptroller is "the appropriate Federal banking agency" regarding the Bank, pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
(3)           The Bank is an "insured depository institution" within the meaning of 12 U.S.C. § 1818(b)(1).
(4)           Upon the issuance of this order:

(a)
the Bank will not be an "eligible bank" pursuant to 12 C.F.R. § 5.3 (g)(4) for the purposes of 12 C.F.R. Part 5 regarding rules, policies, and procedures for corporate activities, unless otherwise informed in writing by the OCC;

(b)
the Bank will be subject to the limitation of 12 C.F.R. § 5.51(c)(6)(ii) for the purposes of 12 C.F.R. § 5.51 requiring OCC approval of a change in directors and senior executive officers, unless otherwise informed in writing by the OCC; and

(c)
the Bank will be subject to the limitation on golden parachute and indemnification payments provided by 12 C.F.R. § 359.1(f)(1)(ii)(C) and 12 C.F.R. § 5.51(c)(6)(ii), unless otherwise informed in writing by the OCC.

ARTICLE II
AGREEMENT
(1)           The Bank, without admitting or denying any wrongdoing, hereby consents and aarees to the issuance of the Order by the Comptroller.
(2)           The Bank further agrees that said Order shall be deemed an "order issued with the consent of the depository institution" as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
(3)           The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities.
ARTICLE III
WAIVERS
(1)           The Bank, by signing this Stipulation and Consent, hereby waives:
(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);
(b)	any and all procedural rights available in connection with the issuance of the Order;
(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19 with respect to the Order;
(d)	all rights to seek any type of administrative or judicial review of the Order; and
(e)	any and all rights to challenge or contest the validity of the Order.
ARTICLE IV
OTHER ACTIONS
(1)           The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.
IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

William D. Haas	Date
Deputy Comptroller
Midsize Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

Lori Burke	Date

Russell Campbell	Date

William McManaman	Date

Judith Carre Sutfin	Date

Thomas Szmanda	Date